                  SHAREHOLDERS AGREEMENT (this "Agreement") dated as of July 10, 2000, among Forcenergy Inc, a Delaware corporation ("Forcenergy"), and The Anschutz Corporation ("Shareholder").

         WHEREAS, Shareholder desires that Forcenergy, Forest Oil Corporation, a New York corporation ("Forest"), and Forest Acquisition I Corporation, a Delaware corporation and wholly owned subsidiary of Forest ("Forest Sub"), enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Forest Sub with and into Forcenergy (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, Shareholder is executing this Agreement as an inducement to Forcenergy to enter into and execute the Merger Agreement;

         NOW, THEREFORE, in consideration of the execution and delivery by Forcenergy of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES. (a) Shareholder represents and warrants to Forcenergy as follows:

                  (i) Shareholder is the record and beneficial owner of, or is the sole trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of common stock, par value $0.10 per share, of Forest (the "Common Stock") set forth opposite Shareholder's name on SCHEDULE A hereto (such shares of Common Stock, together with any other shares of Common Stock acquired after the date hereof (including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Subject Shares"). Except for the Subject Shares, Shareholder is not the record or beneficial owner of any shares of Common Stock, preferred stock or other capital stock of Forest. Shareholder has the sole right to vote and Transfer (as defined below in Section 3(a)) the Subject Shares set forth opposite its name on SCHEDULE A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares. Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. To the extent that Shareholder is an entity and not an individual, Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws


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

         and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                  (ii) Neither the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or bound or to which the Subject Shares are subject. No trust of which Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. Consummation by Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Shareholder or the Subject Shares, except for any necessary filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  (iii) The Subject Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the existing terms of a trust of which Shareholder is the trustee.

                  (iv) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

                  (v) Shareholder understands and acknowledges that Forcenergy is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

         (b) Forcenergy represents and warrants to Shareholder that the execution and delivery of this Agreement by Forcenergy and the consummation by Forcenergy of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Forcenergy.

         2. VOTING AGREEMENTS. Shareholder agrees with, and covenants to, Forcenergy that at any meeting of shareholders of Forest called to vote upon the Share Issuance or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Share Issuance is sought, Shareholder shall, including by executing a written consent solicitation if requested by Forcenergy, vote (or cause to be voted) the Subject Shares in favor of the Share Issuance.

         3. COVENANTS. Shareholder agrees with, and covenants to, Forcenergy as follows:

                  (a) Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding (including any profit sharing or other derivative arrangement) with respect to any Transfer of any or all of the Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares, except for this Agreement or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; PROVIDED, that Shareholder may Transfer any of the Subject Shares to any family member of Shareholder or charitable institution which prior to the Forest Shareholders Meeting and prior to such transfer becomes a party to this Agreement bound by all the obligations of a "Shareholder" hereunder; PROVIDED, HOWEVER, that Shareholder shall not transfer any Subject Shares pursuant to the preceding proviso if any such transfer, either alone or in the aggregate with other transfers by other persons who may be affiliates of Forest, would preclude Forest's ability to account for the business combination to be effected by the Merger as a pooling of interests.

                  (b) Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of Shareholder, whether or not such person is purporting to act on behalf of Shareholder or otherwise, shall be deemed to be in violation of this
         Section 3(b) by Shareholder.

         4. CERTAIN EVENTS. Shareholder agrees that this Agreement and the obligations hereunder shall attach to Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Forest affecting the Common Stock or the acquisition of additional shares of Common Stock or other voting securities of Forest by Shareholder, the number of Shares listed on SCHEDULE A beside the name of Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of Forest issued to or acquired by Shareholder.

         5. STOP TRANSFER. Shareholder agrees and understands that Forest may refuse to register the transfer of any certificate representing any Subject Shares, unless such transfer is made in compliance with this Agreement.

         6. SHAREHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director of Forest makes any agreement or understanding herein in his


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

or her capacity as such director. Shareholder signs solely in Shareholder's capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares.

         7. FURTHER ASSURANCES. Shareholder shall, upon request of Forcenergy, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Forcenergy to be necessary or desirable to carry out the provisions hereof.

         8. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms.

         9.       MISCELLANEOUS.

         (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Forcenergy, to the appropriate address set forth in Section 9.5 of the Merger Agreement; and (ii) if to Shareholder, to the address set forth on SCHEDULE A hereto.

         (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to Shareholder when one or more counterparts have been signed by each of Forcenergy and Shareholder and delivered to Forcenergy and Shareholder.

         (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly provided by Section 3(a). Any assignment in violation of the foregoing shall be void.

         (g) Shareholder agrees that irreparable damage to Forcenergy would occur and that Forcenergy would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Forcenergy shall be entitled to an injunction or injunctions to prevent breaches by Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York, City of New York, Borough of Manhattan or in any New York state court located in the City of New York, Borough of Manhattan, this being in addition to any other remedy to which it may be entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York, City of New York, Borough of Manhattan or any New York state court located in the City of New York, Borough of Manhattan in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of New York, City of New York, Borough of Manhattan or any New York state court located in the City of New York, Borough of Manhattan.

         (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

         (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.







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

         IN WITNESS WHEREOF, Forcenergy Inc and The Anschutz Corporation have caused this Agreement to be duly executed and delivered as of the date first written above.

                             FORCENERGY INC


                             By:  /s/ Richard G. Zepernick, Jr.
                                ----------------------------------------------
                                Name:  Richard G. Zepernick, Jr.
                                Title: Chief Executive Officer



                             THE ANSCHUTZ CORPORATION


                             By: /s/ Cannon Y. Harvey
                                ----------------------------------------------
                                Name:  Cannon Y. Harvey
                                Title: President and Chief Operating
                                       Officer

                                   SCHEDULE A

           SHAREHOLDER NAME/ADDRESS           NUMBER OF SHARES OF COMMON STOCK
           ------------------------           --------------------------------
THE ANSCHUTZ CORPORATION
2400 Qwest Tower                                          19,734,688
555 Seventeenth Street
Denver, CO 80202
Attn:  Craig Slater
Phone:  (303) 298-1000
Fax:  (303) 298-8881


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